                                LEASE BETWEEN

                     OMERS REALTY MANAGEMENT CORPORATION
                               (the "Landlord")


                                    -and-


                      INTELLIGENT DETECTION SYSTEMS INC.
                                (the "Tenant")



                              September 1, 1999



                                 11 KING WEST

                               TABLE OF CONTENTS

ARTICLE 1 --INTERPRETATION

  Section 1.01 Defined Terms.................................................1
  Section 1.02 Number, Gender, Liability.....................................8
  Section 1.03 Headings and Captions.........................................8
  Section 1.04 Obligations as Covenants......................................8
  Section 1.05 Entire Agreement..............................................8
  Section 1.06 Governing Law.................................................8
  Section 1.07 Severability..................................................8
  Section 1.08 Successors and Assigns........................................9
  Section 1.09 Schedules.....................................................9
  Section 1.10 Time of the Essence...........................................9

ARTICLE 2 --DEMISE

 Section 2.01 Premises.......................................................9

ARTICLE 3 ---TERM

 Section 3.01 Term...........................................................9

ARTICLE 4 ---RENT

  Section 4.01     Minimum Rent.............................................10
  Section 4.02     Additional Rent..........................................10
  Section 4.03     Payment of Tenant's Proportionate Share..................11
  Section 4.04     Accrual of Rent..........................................11
  Section 4.05     Currency and Place of Payment............................11
  Section 4.06     Interest on Amounts in Default...........................12
  Section 4.07     Net Lease to Landlord....................................12

ARTICLE 5 ---COMMON AREAS AND FACILITIES

  Section 5.01     Control of Building......................................12
  Section 5.02     Landlord's Alterations, etc..............................12

ARTICLE 6 ---UTILITIES AND HEATING, VENTILATING AND AIR-CONDITIONING

  Section 6.01     Heating, Ventilating and Air Conditioning................13
  Section 6.02     Utilities................................................14
  Section 6.03     Janitorial Services......................................14

ARTICLE 7---PROPERTY TAXES

  Section 7.01     Property Taxes Payable by the Landlord...................14
  Section 7.02    Property Taxes Payable by the Tenant......................15
  Section 7.03    Tenant's Other Taxes......................................15
  Section 7.04    Postponement..............................................16
  Section 7.05    Tenant to Deliver Receipts................................16
  Section 7.06    Assessment Appeals........................................16

ARTICLE 8 ---USE OF PREMISES

  Section 8.01    Use.......................................................16
  Section 8.02    Nuisance..................................................16
  Section 8.03    Compliance with Laws......................................17
  Section 8.04    Compliance with Rules and Regulations.....................17
  Section 8.05    Signs and advertising.....................................17
  Section 8.06    Disfiguration, Overloading, etc...........................17
  Section 8.07    Energy Conservation.......................................18
  Section 8.08    Remedial Action...........................................18

ARTICLE 9 ---INSURANCE

  Section 9.01     Tenant's Insurance.......................................18
  Section 9.02     Form of Policies.........................................19
  Section 9.03     Release of Landlord......................................19
  Section 9.04     Landlord's Insurance.....................................20
  Section 9.05     Insurance Risks..........................................21
  Section 9.06     Release of Tenant........................................21

ARTICLE 10---MAINTENANCE AND REPAIR

  Section 10.01    Landlord's Obligations...................................21
  Section 10.02    Maintenance and Repairs by the Tenant....................21

ARTICLE 11--DAMAGE AND DESTRUCTION

  Section 11.01    Abatement and Termination................................22

ARTICLE 12 ---ASSIGNMENT AND SUBLETTING

  Section 12.01    Permitted Occupants......................................23
  Section 12.02    Assignment or Subletting.................................23
  Section 12.03    Conditions of Consent....................................24
  Section 12.04    Landlord's Option........................................24
  Section 12.05    Surrender................................................25
  Section 12.06    Change in Control........................................25

  Section 12.07    Continuing Obligations...................................26
  Section 12.08    Assignment by Landlord...................................26

ARTICLE 13 ---STATUS CERTIFICATES, ATTORNMENT, SUBORDINATION

  Section 13.01    Status Certificates......................................26
  Section 13.02    Subordination and Attornment.............................26

ARTICLE 14 ---LIMITATION OF LIABILITIES

  Section 14.01    Unavoidable Delay........................................27
  Section 14.02    Waiver...................................................27
  Section 14.03    No Claim for Inconvenience...............................27
  Section 14.04    Indemnity by Tenant......................................27

ARTICLE 15 ---ACCESS

  Section 15.01    Entry by Landlord........................................27
  Section 15.02    Exhibiting Premises......................................28
  Section 15.03    Excavation...............................................28

ARTICLE 16 ---TENANT'S ALTERATIONS

  Section 16.01    Restrictions.............................................28
  Section 16.02    Occupational Health and Safety...........................29
  Section 16.03    Leasehold Improvements...................................30
  Section 16.04    Liens....................................................30

ARTICLE 17 ---REMEDIES OF LANDLORD ON TENANT'S DEFAULT

  Section 17.01    Remedying by Landlord....................................31
  Section 17.02    Right to Re-enter........................................31
  Section 17.03    Bankruptcy of Tenant.....................................31
  Section 17.04    Right to Terminate.......................................32
  Section 17.05    Right to Relet...........................................32
  Section 17.06    Distress.................................................33
  Section 17.07    (Intentionally omitted)..................................33
  Section 17.08    Failure of Tenant to Take Possession.....................33
  Section 17.09    Remedies Cumulative......................................33

ARTICLE 18 ---MISCELLANEOUS

  Section 18.01    Notices..................................................33
  Section 18.02    Registration of Lease....................................34
  Section 18.03    Overholding - No Tacit Renewal...........................34
  Section 18.04    Planning Act.............................................34

  Section 18.05    Partial Payment of Rent..................................35
  Section 18.06    Brokerage Commissions....................................35
  Section 18.07    Metric Conversion........................................35
  Section 18.08    Decision of Expert.......................................35


SCHEDULE "A"      DESCRIPTION OF LAND......................................A-1
SCHEDULE "B"      FLOOR PLAN...............................................B-1
SCHEDULE "C"      RULES AND REGULATIONS....................................C-1
SCHEDULE "D"      SPECIAL PROVISIONS.......................................D-1

       This lease is made as of the 1st day of September, 1999 between:

                     OMERS REALTY MANAGEMENT CORPORATION
                               (the "Landlord")

                                                            of the first part

                                    -and-

                     INTELLIGENT DETECTION SYSTEMS, INC.
                                (the "Tenant")



      In consideration of the rents, covenants and agreements hereinafter contained, the parties agree as follows:

                                  ARTICLE 1
                                INTERPRETATION

Section 1.01 Defined Terms

      In this Lease, unless there is something in the subject matter or context inconsistent therewith:

(a) "Additional Rent" means all amounts in addition to Minimum Rent payable by the Tenant to the Landlord pursuant to any provision of this Lease;

(b) "Architect" means the architect designated from time to time by the Landlord, who shall be independent of the Landlord;

(c) "Building" means the multi-storey building located on the Lands and at present known as 11 King Street West, Toronto, Ontario, MSH 4C7, together with related parking and storage facilities, if any, as such building and facilities may be altered, expanded, reduced or reconstructed from time to time;

(d) "Business Day" means any day which is not a Saturday, Sunday or a holiday, as defined in the Interpretation Act (Ontario);

(e) "Business Hours" means the period from 7:00 a.m. to 7:00 p.m. on any Business Day;

(f) "Business Taxes" means all taxes and licence fees in respect of any business carried on by tenants or other occupants of the Building and includes, without limitation, business taxes levied or assessed pursuant to the Assessment Act (Ontario);

(g) "Capital Tax" means the applicable amount as hereinafter defined of any tax or taxes payable by the Landlord under the legislation of Canada or of a province or of any political subdivision within a province, based upon or computed by reference to the paid-up capital or place of business of the Landlord or its ownership of capital employed in the Building or the Development, as determined for the purposes of such tax; provided that for the purpose of this definition the phrase "applicable amount" of such tax shall mean:

      (A) with respect to a tax payable under the legislation of a province or political subdivision respectively the amount thereof that would be payable if the Building or the Development were the only establishment of the Landlord in the province or political subdivision respectively and any other establishments of the landlord therein were located outside the province or political subdivision;

      (B) with respect to a tax payable under the legislation of Canada the amount thereof that would be payable if the Building or the Development was the only establishment of the Landlord in Canada and any other establishments of the Landlord were located outside Canada; and

      (C) with respect to a tax imposed in excess of a specified limit or exemption, the amount of the limit or exemption attributable to the Building or Development shall be allocated by the Landlord acting equitably.

(h) "Common Areas and Facilities" means those areas, facilities, improvements, installations, systems and equipment which, from time to time, (i) form part of the Lands or the Building and are not designated or intended by the Landlord to be leased for office purposes, or (ii) serve or benefit the Lands or the Building, regardless of location, and are designated from time to time by the Landlord as part of the Common Areas and Facilities; including, without limitation of the foregoing, the roof, weather walls, structural elements and bearing walls of the Building, and any malls, courts, and other public areas, parking areas, and access routes, loading docks, pedestrian routes and sidewalks, stairways, escalators, elevators and other transportation facilities or systems, landscaped areas, public seating areas, public transportation facilities or systems, public washrooms, utility rooms, storage rooms, mechanical, electrical, plumbing and other installations, equipment, furniture systems or services and all structures containing the same (including, without limitation, the HVAC System) and security, fire, life safety, music and communication systems;

(i) "Eligible Corporation" means a corporation which controls or is controlled by or under common control with the Tenant, control meaning the direct or indirect beneficial ownership of more than fifty percent of the voting shares of a corporation;

(j) "Expert" means any architect, engineer, land surveyor, chartered accountant or other professional consultant, in any case appointed by the Landlord and, in the reasonable opinion of the Landlord, qualified to perform the specified function;

(k) "HVAC System" means all heating, ventilating and air-conditioning equipment and facilities provided or operated and maintained by the Landlord;

(l) "Indemnitor" means the Person named as the indemnitor in the Indemnity Agreement attached to this Lease as Appendix A, if applicable;

(m) "Landlord" means the party of the first part and its successors and assigns;

(n) "Lands" means the lands described in Schedule "A" hereto, as they may be altered, expanded or reduced from time to time pursuant to the provisions hereof;

(o) "Lease" means this lease as it may be amended from time to time in accordance with the provisions hereof;

(p) "Lease Year" means a period of twelve months commencing on the first day of January in each year except that:

      (i) the first Lease Year begins on the first day of the Term and ends on the last day of the calendar year in which the first day of the Term occurs, and

      (ii) the last Lease Year of the Term begins on the first day of the calendar year during which the last day of the Term occurs and ends on the last day of the Term,

      provided that the Landlord may from time to time by written notice to the Tenant specify an annual date upon which each subsequent Lease Year is to commence, in which event the Lease Year which would otherwise be current when such annual date first occurs shall terminate on such date;

(q)  "Minimum Rent" means the rent specified in Section 4.01 of this Lease;

(r) "Mortgage" means any mortgage, charge or security instrument (including a deed of trust and mortgage securing bonds and all indentures supplemental thereto) which may now or thereafter affect the Lands;

(s) "Mortgagee" means the mortgagee, chargee, secured party or trustee for bondholders, as the case may be, named in a Mortgage;

(t) "Operating Costs" means the aggregate of all costs, expenses, fees, rentals and disbursements of every kind and nature, direct or indirect, incurred, accrued or equitably attributed by or on behalf of the Landlord in the maintenance, repair, operation, supervision and mange of the Building and, without limitation and without duplication, shall include:

     (i) the cost of cleaning, janitorial, landscaping, supervisory, maintenance and other services;

    (ii) the cost of providing interior climate control, water, electricity and all other utilities and services not payable by any specific tenant of the Building and the portion of the operating costs of the HVAC System allocated by the Landlord to the Common Areas;

   (iii)  the cost of security, supervision and traffic control;

    (iv) the cost of all insurance maintained by the Landlord in respect of the Building or its operation, including insurance against loss of Rent;

     (v) the cost of all maintenance, repairs and replacements properly chargeable against income made from time to time by the Landlord, or on its behalf, to the Building, including the Common Areas and Facilities;

    (vi) fees and expenses incurred for legal, accounting and other professional services relating to the operation of the Building, excluding legal fees for the enforcement of obligations of other tenants;

   (vii) salaries, wages and fringe benefits of all personnel, including supervisory personnel, employed directly in the maintenance, repair, operation or management of the Building;

  (viii) payments to independent contractors for services in connection with the Building and payments for the rental of any equipment, furniture, installations, systems or signs used in connection with the Building;

    (ix) all Property Taxes, Rental Taxes, business taxes and other taxes, if any, from time to time payable for or attributed equitably by the Landlord to the Common Areas and Facilities, and Capital Tax;

     (x) expenditures for equipment, systems, alterations or replacements undertaken primarily to reduce Operating Costs up to maximum aggregate expenditure of $50,000 in any Lease Year, unless the Landlord elects to depreciate or amortize any such expenditures;

    (xi)  depreciation on or amortization of:

            (A) the cost of all plant, equipment and fixtures forming part of the Common Areas and Facilities (other than weather walls, structural elements and bearing walls) or otherwise serving the Building;

            (B) expenditures for equipment, systems or alterations undertaken primarily to reduce Operating Costs unless they are, pursuant to paragraph (x) above, charged fully in the Lease Year in which they are incurred; and

            (C) the costs incurred after the Commencement Date of the Term for repairing or replacing the Common Areas and Facilities (including the HVAC System), or any part thereof; unless they are, pursuant to paragraph (v) or paragraph (x) above, charged fully in the Lease Year in which they are incurred;

            in each case together with interest at a rate equal to 1% above Prime at the beginning of each Lease Year on the undepreciated or unamortized portion of all such items being depreciated or amortized from time to time;

      (xii) the fair market rental value of leasable space which the Landlord uses for operating, managing or maintaining the Building, up to a maximum of 2,500 square feet; and

      (xiii)an administrative and supervisory fee equal to 15% of the Operating Costs as otherwise determined after deducting therefrom the costs referred to in paragraphs (ix) and (xii), and interest charged pursuant to paragraph (xi) above.

      provided that there shall be deducted or excluded, as the case may be, from the aggregate of the amounts listed in paragraphs (i) to (xiii) above, mutually inclusive, the following:

            (A) net recoveries by the Landlord from other tenants (other than recoveries from such tenants under clauses in their respective leases similar to Section 4.03 and recoveries on account of items not otherwise included in Operating Costs) which reduce the expenses incurred by the Landlord in operating and maintaining the Building;

            (B) net proceeds received by the Landlord from its insurance policies to the extent that such proceeds relate to costs and expenses included in Operating Costs;

            (C) the costs of procuring any lease, debt service costs, any taxes of a personal nature of the Landlord (other than Capital
                  Tax) to the extent they are not imposed in lieu of Property Taxes, and payments under any ground lease;

            (D) costs determined by the Landlord, acting reasonably, to be allocable to correction of construction or design faults;

            (E) costs incurred by the Landlord in promoting and leasing the Building, including all commissions, advertising costs and tenant inducements; and

            (F) all amounts chargeable directly to specific tenants of the Building under lease provisions similar to Section 6.02, to the extent that those amounts are included in Operating Costs;

            (G) the costs of repairing or replacing any structural defects in the floors, foundations, exterior walls and interior load bearing walls of the Building;

            (H) goods and services taxes in respect of which the Landlord has input credits;

(u) "Person", according to the context, includes any person, corporation, firm, partnership or other entity, any group of persons, corporations, firms, partnerships or other entities, or any combination thereof;

(v) "Premises" means the premises located on the 12th floor of the Building shown outlined in red on Schedule "B" attached hereto and further described in Section 2.01, provided that the Common Areas and Facilities which are within the space enclosed by the boundaries of the Premises do not form part of the Premises notwithstanding the definition of Rentable Area of the Premises;

(w) "Prime" means the rate of interest from time to time announced by the Landlord's designated Canadian chartered bank as its prime rate;

(x) "Property Taxes" means all taxes, rates, duties, levies, fees, charges, sewer levies, local improvement rates, charges and assessments whatsoever, imposed, assessed, levied, rated or charged against the Lands or the Building or any part thereof from time to time by any lawful taxing authority whether school, municipal, regional, provincial, federal, parliamentary or otherwise and any taxes or other amounts which are imposed in lieu of, or in addition to, any of the foregoing whether or not in existence at the commencement of the Term and whether of the foregoing character or not and any such taxes levied against the Landlord on account of its ownership of the Building or its interest therein but excluding Landlord's income taxes;

(y) "Proportionate Share" means a fraction which has: (i) as its numerator the Rentable Area of the Premises; and (ii) as its denominator the Rentable Area of the Building less: (A) the areas, if any, occupied by the Landlord or its agents or contractors to maintain, repair, operate, manage and supervise the Building; and (B) the Rentable Area of the Building which is not leased at the time of the calculation up to a maximum of three per cent of the Rentable Area of the Building;

(z) "Rent" means all Minimum Rent and Additional Rent payable pursuant to this Lease;

      (aa) "Rentable Area" in the case of the Premises or any other premises, means the area expressed in square feet, as certified by an Expert, of all floors of the premises, determined as follows:

          (A) in the case of premises on a floor occupied entirely by one tenant the Rentable Area shall be all the floor area within the exterior walls calculated by measuring from the inside face of the glass of the exterior walls without deduction for columns and projections and including elevator lobbies, service corridors, electrical rooms, telephone rooms, janitor closets, washrooms, mechanical rooms and any special stairs and or elevators for the specific use of the particular tenant but excluding other stairs, elevator shafts, flues, pipe shafts and vertical ducts and their enclosing walls;

          (B) in the case of premises on a floor occupied by more than one tenant the Rentable Area shall be the aggregate of (i) all floor area within the exterior walls of such premises calculated by measuring from the inside face of the glass of the exterior walls to the face of permanent interior walls and to the center line of demising partitions without deduction for columns and projections but excluding stairs and elevator shafts supplied by the Landlord for use in common with other tenants within the relevant floors; and (ii) a proportionate share of the area of Common Areas and Facilities located on such floor, such proportionate share to be of the same proportion of such area that the area of the space referred to in clause (i) above is of the total rentable area of such floor determined without reference to this clause (ii); and
               (iii) any service areas which are for the specific use of the particular tenant, such as special stairs and elevators,

            it being acknowledged that the Rentable Area of the Premises or the Building or any other space as at the commencement of the Term will be adjusted from time to time to reflect any expansion, reduction, rearrangement or relocation;

      (bb) "Rental Taxes" means any tax or duty imposed upon; or collectable by, the Landlord Which is measured by or based in whole or in part directly upon the Rent, whether existing at the date hereof or hereinafter imposed by any governmental authority, including without limitation the goods and services tax, value added tax, business transfer tax, retail sales tax, federal sales tax, excise tax or duty, or any tax similar to any of the foregoing;

      (cc) "Storage Areas" means those areas which are designated from time to time by the Landlord to be used for storage purposes;

      (dd) "Tenant" means the party of the second part and, to the extent permissible under this Lease, its successors, assigns and legal representatives;

      (ee) "Term" means the term of this Lease as specified in Section 3.01, as it may be extended by the Tenant pursuant to the options to renew, if any;

      (ff) "Unavoidable Delay" means any cause beyond the control of the party affected thereby which prevents the performance by such party of any obligation hereunder and not caused by its default or act of commission or omission and not avoidable by the exercise of reasonable care, excluding financial inability.

Section 1.02 Number, Gender, Liability

      The grammatical changes required to make the provisions of this Lease apply in the plural sense where the Tenant comprises more than one Person and to corporations, firms, partnerships, or individuals, male or female, will be assumed as though in each case fully expressed. If the Tenant consists of more than one Person, the covenants of the Tenant shall be deemed to be joint and several covenants of each such Person. If the Tenant is a partnership (the "Tenant Partnership") each Person who is presently a member of the Tenant Partnership, and each Person who becomes a member of any successor Tenant Partnership, shall be and continue to be liable jointly and severally for the performance of this Lease, whether or not such Person ceases to be a member of such Tenant Partnership or successor Tenant Partnership.

Section 1.03 Headings and Captions

      The table of contents, article numbers, article headings, Section numbers and Section headings are inserted for convenience of reference only and are not to be considered when interpreting this Lease.

Section 1.04 Obligations as Covenants

      Each obligation of the Landlord or the Tenant expressed in this Lease shall be a covenant for all purposes.

Section 1.05  Entire Agreement

      This Lease contains all the representations, warranties, covenants, agreements, conditions and understandings between the parties concerning the Premises and the subject matter of this Lease and may be amended only by an agreement in writing signed by the parties hereto.

Section 1.06   Governing Law

      This Lease shall be interpreted under and is governed by the laws of the Province of Ontario.

Section 1.07   Severability

      If any provision of this Lease is illegal or unenforceable it shall be considered severable from the remaining provisions of this Lease, which shall remain in force.

Section 1.08 Successors and Assigns

      This Lease and everything herein contained shall benefit and bind the successors and assigns of the party of the first part and the heirs, executors, administrators and permitted successors and assigns of the party of the second part.

Section 1.09 Schedules

      The Schedules to this Lease shall form part of this Lease and shall be interpreted as if they were contained herein.

Section 1.10 Time of the Essence

      Time shall be of the essence of this Lease and every part thereof.

                                  ARTICLE 2
                                    DEMISE

Section 2.01 Premises

      The Landlord hereby leases to the Tenant, and the Tenant leases from the Landlord, the Premises, which contain a Rentable Area of approximately nine thousand four hundred and thirty (9,430) square feet. The Rentable Area of the Premises as at commencement of the Term shall be conclusively determined by the Landlord's Expert and shall be set out in a certificate of such Expert, a copy of which shall be given to the Tenant. Such determination shall be in accordance with BOMA, Standard ANSI Z65.1 1980 (reaffirmed 1989) and shall be binding upon both the Landlord and the Tenant.

      Notwithstanding the provisions of subsection 1.01 (aa) the boundaries of the Premises are as follows: (i) the interior face of all exterior walls, doors and windows; (ii) the interior face of all interior walls, doors and windows separating the Premises from the Common Areas and Facilities, if any; (iii) the center line of all interior walls separating the Premises from adjoining leasable premises; and (iv) the top surface of the structural subfloor and the bottom surface of the structural ceiling.

                                  ARTICLE 3
                                     TERM

Section 3.01 Term

      The Term shall be the period of five (5) years, 0 months and 0 days commencing on the 1st day of January, 2000 (the "Commencement Date") and ending on the 31st day of December, 2004 unless terminated earlier pursuant to this Lease.

                                  ARTICLE 4
                                     RENT

Section 4.01 Minimum Rent

      The Tenant shall pay annually to the Landlord throughout the Term as Minimum Rent for the Premises the following:

      PERIOD OF TERM                            ANNUALLY          MONTHLY

      January 1, 2000 to December 31, 2004      $212,175.00       $17,681.25

      The Minimum Rent is based upon an annual rate for each square foot of Rentable Area of:

      PERIOD OF TERM                            RATE

      January 1, 2000 to December 31, 2004      $22.50


The Minimum Rent shall be payable in equal consecutive monthly instalments each in advance on the first day of each calendar month.

Upon determination of the Rentable Area of the Premises by the Expert the Minimum Rent shall, if necessary, be adjusted retroactively to the Commencement Date and the Tenant shall pay to the Landlord any deficiency in payments of Minimum Rent made to such time or the Landlord shall refund to the Tenant any excess Minimum Rent paid by the Tenant to such time, as the case may be, within fifteen days after the Tenant is given written notice of such determination. At the Landlord's request the Tenant shall enter into a supplement to this Lease to reflect such adjustment in the Minimum Rent.

Section 4.02 Additional Rent

      The Tenant shall also pay annually to the Landlord throughout the Term the aggregate of the Tenant's Proportionate Share of Operating Costs and Property Taxes and all other items of Additional

Rent. Without limiting such generality whenever the Landlord performs any work or supplies any service which is the responsibility of the Tenant or for which expense the Tenant is responsible, the Tenant shall pay to the Landlord upon demand, as Additional Rent, in addition to the amount otherwise payable to the Landlord in respect thereof, a charge (the "Administrative Charge") equal to 15% of all costs, fees and expenses incurred by the Landlord in connection therewith. All Additional Rent shall be recoverable as Rent and the Landlord shall have the same rights upon default in any such payment as upon non-payment of any other Rent.

Section 4.03 Payment of Tenant's Proportionate Share

      Prior to the commencement of each Lease Year the Landlord shall notify the Tenant of its estimate of the Tenant's Proportionate Share of Operating Costs and, subject to Section 7.02, its estimate of the Tenant's Proportionate Share of Property Taxes for that Lease Year. The Tenant shall pay such estimated amounts in equal monthly instalments in advance on the first day of each month during the Lease Year. The Landlord may from time to time during a Lease Year re-estimate the Tenant's Proportionate Share of Operating Costs or the Tenant's Proportionate Share of Property Taxes and shall fix monthly instalments for the then remaining balance of the Lease Year so that such share will have been entirely paid during that Lease Year. When the necessary information becomes available, the Landlord shall make a final determination of the Tenant's Proportionate Share of Operating Costs and the Tenant's Proportionate Share of Property Taxes for the relevant Lease Year, which shall be binding upon both parties, and shall provide the Tenant, upon request, with an audited statement of the Operating Costs for the relevant Lease Year. The Landlord and the Tenant shall expeditiously make any necessary readjusting payments; the Landlord shall pay any excess to the Tenant within fifteen days after such final determination has been made, or the Tenant shall pay to the Landlord the difference, if any, between the Tenant's share and the amount actually paid by the Tenant within fifteen days after receiving notice of such final determination, as the case may be.

Section 4.04 Accrual of Rent

      Rent shall be considered as accruing from day to day hereunder from the Commencement Date and where it becomes necessary for any reason to calculate such rent for an irregular period of less than one year or less than one calendar month, an appropriate apportionment and adjustment shall be made on a per diem basis based upon a period of three hundred and sixty-five days. If the Commencement Date is not the first day of a month, the Tenant shall pay upon the Commencement Date a portion of the Minimum Rent and the Tenant's Proportionate Share of Operating Costs and of Property Taxes pro-rated on a per diem basis from the Commencement Date to the end of the month in which the Commencement Date occurs. All Rent payable under this Lease, including Minimum Rent and the Tenant's Proportionate Share of Operating Costs and of Property Taxes shall be payable without deduction, abatement, set-off or compensation except as. otherwise expressly provided in this Lease. If the Landlord fails to pay the Tenant allowance set out in section 2 of Schedule "D" any unpaid amount may be set off against Rent.

Section 4.05 Currency and Place of Payment

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      All Rent hereunder shall be payable in lawful money of Canada and shall be paid to the Landlord, or to such Person and at such place, as the Landlord may from time to time direct by notice to the Tenant.

Section 4.06 Interest on Amounts in Default

      If the Tenant fails to pay when due any amount of Rent, then at the option of the Landlord, interest shall accrue on the unpaid amount from the due date to the date of payment at the rate per annum which is one percent above Prime, and shall be payable by the Tenant to the Landlord as Additional Rent forthwith on demand.

Section 4.07 Net Lease to Landlord

      The Tenant acknowledges and agrees that it is intended that this Lease shall be a completely net lease for the Landlord, except as otherwise provided herein.

                                  ARTICLE 5

                         COMMON AREAS AND FACILITIES

Section 5.01 Control of Building

      The Landlord shall operate and manage the Building in the manner it deems appropriate from time to time but always in accordance with the then prevailing standards for first class buildings of similar age in the area in which the Building is located.

      The tenants of the Building shall be entitled to use those parts of the Common Areas and Facilities, as constituted from time to time, intended for the common use of tenants of the Building subject at all times to the exclusive control and management of the Landlord; it is agreed that the Landlord shall be entitled to use, maintain, operate, police, reconstruct, alter and deal with the Common Areas and Facilities and change the area, location and arrangement thereof. In exercising such rights the Landlord shall use reasonable efforts to minimize interference with the Tenant's access to and use of the Premises. The Tenant and all other Persons using the Common Areas and Facilities do so at their sole risk. Subject to Section 11.01, if there should be an interruption in any service or use of any facility the Landlord shall proceed expeditiously to end such interruption but in no event will the Tenant be entitled to any compensation or to any abatement or repayment of Rent.

Section 5.02 Landlord's Alterations, etc.

      The Landlord, at any time and from time to time and without compensation to the Tenant, may:

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      (a)   without cost to the Tenant, make alterations or additions to, change the location of; expand or reduce, and build structures adjoining, any part of any buildings, facilities, improvements and areas from time to time on the Lands, other than the Premises, but including, without limitation, the Common Areas and Facilities;

      (b)   (Intentionally omitted.)

      (c) deal with the Lands as it deems appropriate in its absolute discretion including, without limitation, dedicating or conveying portions of the Lands to any municipal or other public authority or other Persons and granting easements, rights-of-way or other interests in the Lands; and

      (d) construct on the Lands such buildings, structures, facilities, roadways and other improvements as it deems appropriate in its absolute discretion including, without limitation, parking facilities, without cost to the Tenant.

                                  ARTICLE 6

           UTILITIES AND HEATING, VENTILATING AND AIR-CONDITIONING

Section 6.01 Heating, Ventilating and Air Conditioning

      The Landlord shall provide processed air in such quantities and at such temperatures as shall maintain in the Premises conditions of reasonable temperature and comfort during Business Hours. In no event, however, shall the Landlord have any obligation or liability in connection with the cessation, interruption or suspension of the supply of such process air but the Landlord shall use its reasonable efforts to restore it. The Landlord shall not be responsible for the failure of the hearing, ventilating and air-conditioning equipment and systems to perform their function if this is attributable to any arrangement of partitioning in the premises or failure to shade windows which are exposed to the sun, or any use of electrical power by the Tenant which, in the Landlord's opinion, exceeds normal use by tenants in the Building, and provided further that the Landlord shall not be liable for direct, indirect or consequential damages or damages for personal discomfort or illness of the Tenant, its officers, clients or customers by reason of the operation or breakdown of such equipment or systems, nor shall there be repayment or reduction of the Rent during any such breakdown. The interior office layout of the Premises shall be modified by the Tenant, if necessary, in accordance with the reasonable requirements of the Landlord to secure maximum efficiency of the heating, ventilating and air-conditioning systems serving the Premises.

      The Tenant shall comply with all rules and regulations of the Landlord pertaining to the operation and regulation of those portions of the heating, ventilating and air-conditioning equipment within and serving the Premises, failing which the Landlord shall be entitled to take such steps as it deems advisable including, without limitation, entering upon the Premises and assuming control of such equipment, and the Tenant will pay to the Landlord forthwith upon demand all costs and expenses incurred by the Landlord in so doing. If the Tenant requests that the HVAC System be operated at times other than Business Hours, the Tenant shall pay the Landlord as Additional Rent forthwith on demand the Landlord's charge for such operation, which is estimated to be S25.00 per hour, per floor for 1999, and shall be subject to change from time to time by the Landlord acting reasonably.

Section 6.02 Utilities

The Landlord shall, subject to interruption beyond its control, provide and permit the Tenant to use any utility services (including fuel, electricity and water) serving the Building provided that the Tenant does not overload the capacity of any such service. The Tenant shall pay to the Landlord, or as it otherwise directs, as Additional Rent all costs and expenses relating to such use, as allocated or determined by the Landlord. The Tenant shall make such payments in monthly instalments in advance based upon estimates by the Landlord and subject to adjustment by the Landlord within a reasonable time after the end of the Lease Year for which such estimate has been made; if required by the Landlord, the Tenant shall install at its own expense and in a location designated by the Landlord its separate check meters for the purpose of measuring, without limitation, the consumption of electricity and water in the Premises. The Tenant shall advise the Landlord forthwith of any installations, appliances or business machines used by the Tenant which are likely to require large consumption of electricity or other utilities. In no event, however, shall the electricity consumed in the Premises exceed 4 1/2 watts per square foot of the usable area of the Premises. The Landlord shall replace from time to time electrical light bulbs, tubes and ballasts serving the Premises and the Tenant shall pay to the Landlord forthwith upon demand as Additional Rent the cost thereof plus the Administrative Charge.

Section 6.03 Janitorial Services

      The Landlord shall provide janitorial services to the Premises to a standard similar to that provided to comparable buildings in the area of the Building provided that all curtains, carpets, rugs or drapes of any kind in the Premises shall be cleaned and maintained by the Tenant. The Landlord shall not be responsible for any omission or act of any Person employed or retained to perform such work, or for any loss thereby sustained by the Tenant, its servants, agents invitees or others. The Tenant shall not engage any Person to provide janitorial services to the Premises without the written approval of the Landlord. The Tenant shall grant access necessary for the performance of the janitorial services (except for secured areas) and shall leave the Premises in a reasonably tidy condition at the end of each day to permit the performance of such services.

                                  ARTICLE 7

                                PROPERTY TAXES

Section 7.01 Property Taxes Payable by the Landlord

      The Landlord shall pay all Property Taxes, subject to Section 7.02, provided that it may defer such payments or compliance with any taxing statute, law, by-law, regulation or ordinance to the fullest extent permitted by law, so long as it diligently pursues any contest or appeal of any such Property Taxes, provided the Landlord pays all penalties.

Section 7.02 Property Taxes Payable by the Tenant

      (a) If separate real property tax bills and separate real property assessment notices for the Premises are issued, the Tenant shall:

            (i) pay promptly when due to the taxing authorities all Property Taxes levied, rated, charged or assessed from time to time against the Premises or any part thereof and forthwith provide the Landlord with evidence of payment upon request; and

            (ii) provided the Landlord with a copy of each separate real property tax bill and separate assessment notice within ten days after receipt;

provided that if the Landlord so elects by notice to the Tenant the Tenant shall pay such Property Taxes to the Landlord in equal monthly instalments in advance, in accordance with the provisions of Section 4.03.

      (b) If separate real property tax bills and separate real property assessment notices for the Premises are not issued, the Tenant shall pay its Proportionate Share of Property Taxes monthly in advance, in accordance with
Section 4.03.

      (c) The Tenant shall receive any Property Tax credits as determined by the Landlord acting reasonably, even after the termination of this Lease.

Section 7.03 Tenant's Other Taxes

      In addition to the Property Taxes payable by the Tenant pursuant to
Section 7.02 the Tenant shall pay promptly when due to the taxing authorities or to the Landlord, if it so directs, as Additional Rent, all taxes, rates, duties, levies and assessments whatsoever, whether municipal, parliamentary or otherwise, levied, imposed or assessed in respect of operations at, occupancy of, or conduct of business in or from the Premises by the Tenant or any other permitted occupant, including the Tenant's Business Taxes and Rental Taxes. The Tenant shall also pay to the Landlord promptly on demand an amount equal to any of the following Property Taxes the Landlord may determine to recover from the Tenant, any amounts so paid by the Tenant to the Landlord (and by other tenants under similar clauses in other leases) shall be excluded in the determination of Property Taxes:

      (a) all Property Taxes charged in respect of leasehold improvements, trade fixtures, furniture and equipment made, owned or installed by or on behalf of the Tenant in the Premises; and

      (b) if the Premises, or any part of them, by reason of the act, election or religion of the Tenant or any other occupant shall be assessed for the support of separate schools, the amount by which the Property Taxes so payable exceed those which would have been payable if the Premises had been assessed for the support of public schools.

Section 7.04 Postponement

      The Tenant may defer payment of any taxes, rates, duties, levies and assessments payable by it pursuant to Sections 7.02 or 7.03 in each case to the extent permitted by law if the Landlord is proceeding with an appeal against the imposition thereof; provided that such postponement does not render the Building, or any part thereof; subject to sale or forfeiture and does not render the Landlord liable to prosecution, penalty, fine or other liability.

Section 7.05 Tenant to Deliver Receipts

      Whenever requested by the Landlord, the Tenant shall deliver to the Landlord copies of receipts for payment of all Property Taxes and other taxes, rates, duties, levies and assessments payable by the Tenant under this Article and furnish such other information in connection therewith as the Landlord may reasonably require.

Section 7.06 Assessment Appeals

      The Landlord, acting reasonably and prudently, alone shall be entitled to appeal any governmental assessment or determination of the value of the Building or any portion thereof whether or not the assessment or determination affects the amount of tax to be paid by the Tenant.

                                  ARTICLE 8

                               USE OF PREMISES

Section 8.01   Use

      The Tenant shall use the Premises solely for the purpose of an office for the conduct of the business of general office and/or any other legally permitted use, subject to the reasonable approval of the Landlord (the "Permitted Business") and the Tenant shall not use or allow the use of the Premises, or any part thereof, for any other business or purpose. The Tenant shall conduct the Permitted Business in the Premises in the first-class and reputable manner befitting the Building.

Section 8.02 Nuisance

      The Tenant shall not carry on any business or do or suffer any act or thing which constitutes a nuisance or which is offensive or an annoyance to the Landlord or other occupants of the Building.

Section 8.03 Compliance with Laws

      The Tenant shall promptly comply with and conform to the requirements of every applicable statute, law, by-law, regulation, ordinance and order at any time or from time to time in force during the Term affecting the Premises or the leasehold improvements, trade fixtures, furniture and equipment installed by the Tenant. If any obligation to modify, extend, alter or replace any part of the Premises or any such improvements, fixtures, furniture or equipment is imposed upon the Landlord, the Landlord may at its option either do or cause to be done the necessary work, at the expense of the Tenant, or forthwith give notice to the Tenant to do so within the requisite period of time. The costs of any work done by the Landlord shall be payable by the Tenant to the Landlord forthwith upon demand as Additional Rent. The Landlord warrants that the Premises so comply as at the Commencement Date.

Section 8.04 Compliance with Rules and Regulations

      The Tenant shall comply with the rules and regulations annexed hereto as Schedule "C" and cause everyone for whom the Tenant is in law responsible or over whom the Tenant might reasonably be expected to have control to do the same. The Landlord shall have the right from time to time during the Term to make reasonable amendments, deletions and additions to such rules and regulations, applicable to all tenants. Such rules and regulations, together with all reasonable amendments, deletions and additions made thereto by the Landlord and of which notice shall have been given to the Tenant, shall be deemed to be part of this Lease provided that in the event of a conflict the other provisions of this Lease shall prevail.

Section 8.05 Signs and Advertising

      The Building shall be known and identified as 11 King West, Toronto, Ontario, or by such other name as designated by the Landlord from time to time. The Tenant shall not erect any sign or advertising material upon any part of the Building including the Premises. The Tenant shall be entitled to have its name upon the directory board installed by the Landlord in the ground floor lobby of the Building and, at its own expense, shall be entitled to require the Landlord to affix to the entrance of the Premises its name in accordance with the Landlord's uniform scheme of tenants' identification or such other scheme as may be approved in writing by the Landlord, which approval may be arbitrarily withheld.

Section 8.06 Disfiguration, Overloading, etc.

      The Tenant shall not do or suffer any waste or damage, disfiguration or injury to the Premises and shall not permit or suffer any overloading of the floors thereof or the bringing into any part of the Building, including the Premises, any articles or fixtures that by reason of their weight or size might damage or endanger the structure of the Building.

Section 8.07 Energy Conservation

      The Tenant shall comply with any practices or procedures the Landlord or any legislative authority may from time to time introduce to conserve or to reduce consumption of energy or to reduce or control other Operating Costs or pay as Additional Rent the cost, to be estimated by the Landlord acting reasonably, of the additional energy consumed by reason of such non-compliance. The Tenant shall also convert to whatever system or units of measurement of energy consumption the Landlord may from time to time adopt.

Section 8.08 Remedial Action

      If the Tenant is in breach of any of its obligations or restrictions stipulated in this Article 8, the Landlord may, in addition to any other remedies that it may have hereunder, enter upon the Premises and take such remedial action as is necessary to remedy the breach and repair any damage caused thereby and the Tenant shall forthwith upon demand pay to the Landlord as Additional Rent the Landlord's costs incurred in connection therewith.

                                  ARTICLE 9
                                  INSURANCE

Section 9.01 Tenant's Insurance

      The Tenant shall effect and maintain during the Term:

      (a) "all risks" insurance upon all property owned by the Tenant or installed by or on behalf of the Tenant which is located in the Building including, without limitation, stock-in-trade, furniture, fixtures and leasehold improvements made or installed by or on behalf of the Tenant in an amount equal to not less than the replacement cost thereof;

      (b) broad form boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount not less than the full replacement cost of all leasehold improvements and of all boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others (other than the Landlord) on behalf of the Tenant in the Premises, or relating to or serving the Premises;

      (c) comprehensive general liability insurance against claims for bodily injury (including death), personal injury and property damage in or about the Premises in amounts satisfactory from time to time to the Landlord acting reasonably but in any event in an amount not less than $5,000,000 per occurrence for bodily injury (including death), personal injury and property damage;

      (d) business interruption insurance in an amount that will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils insured against in subsection 9.01(a) or attributable to prevention of access to the Premises or the Building as a result of such perils;

      (e) "all risks" tenants' legal liability insurance for the actual cash value of the Premises; and

      (f) any other form of insurance that the Landlord or any Mortgagee may reasonably require from time to time in form, amounts and for insurance risks acceptable to the Landlord and any Mortgagee and agreeable to the Tenant, acting reasonably.

Section 9.02 Form of Policies

      (a) Each policy required pursuant to Section 9.01 shall be in form and with insurers acceptable to the Landlord, acting reasonably. The Insurance described in subsections 9.01 (a),(b) and (c) shall name as an additional insured the Landlord and anyone else designated in writing by the Landlord. All property damage and public liability insurance shall contain a provision for cross-liability or severability of interests as between the Landlord and the Tenant. Each policy maintained pursuant to subsections 9.01 (a),(b),(c) and (d) shall contain a waiver of any rights of subrogation which the insurer may have against the Landlord and those for whom the Landlord is in law responsible whether the damage is caused by the act, omission or negligence of the Landlord or such other Persons.

      (b) Each policy required pursuant to Section 9.01 shall provide that: the insurer must notify the Landlord and any Mortgagee in writing at least thirty days prior to any material change or cancellation thereof; the policy shall not be invalidated in respect ,of the interests of the Landlord and any Mortgagee by reason of any breach of violation of any warranties, representations, declarations or conditions contained in such policies; and the policy will be considered as primary insurance and shall not call into contribution any other insurance that may be available to the Landlord.

      (c) The Tenant shall furnish to the Landlord, prior to the commencement of the Term, certified copies of all such policies and shall provide written evidence of the continuation of such policies not less than ten days prior to their respective expiry dates. The cost of premium for each and every such policy shall be paid by the Tenant. If the Tenant fails to maintain such insurance the Landlord shall have the right, but not the obligation, to do so, and to pay the cost of premium therefor, and in such event the Tenant shall repay to the Landlord, as Additional Rent, forthwith on demand the amount so paid.

Section 9.03 Release of Landlord

      The Tenant hereby releases the Landlord, its agents, officers, employees, and any other Person for whom the Landlord is legally responsible from any liability for loss to the extent of all insurance proceeds paid under the policies of insurance maintained by the Tenant or which would have been paid if the Tenant had maintained the insurance required under this Lease and had diligently processed any claims thereunder. Furthermore, it is agreed that, the Landlord, its officers, employees, agents and others for whom it is legally responsible shall not be liable for damage to or destruction or loss of (i) any property of the Tenant entrusted to the care or control of the Landlord, or any of them, and (ii) the Premises or any property in or upon the Premises; and any personal or consequential injury (including, without limitation, loss of business income) sustained by the Tenant or any of its agents, employees, customers, invitees or licensees or any other Person who may be upon the Premises.

Section 9.04 Landlord's Insurance

      Subject to its general availability on reasonable commercial terms the Landlord shall effect and maintain during the Term:

      (a) "all risks" insurance which shall insure the Building for an amount not less than the replacement cost thereof from time to time (including foundations), against loss or damage by perils now or hereafter from time to time embraced by or defined in a standard all risks insurance policy including but not limited to fire, explosion, impact by aircraft or vehicles, lightning, riot, vandalism or malicious acts, smoke, leakage from fire protective equipment, windstorm or hail, collapse or earthquake;

      (b) boiler and machinery insurance on objects defined in a standard comprehensive boiler and machinery policy against accidents as defined therein, with limits of not less than $10,000,000, which coverage shall include, without limitation, loss or damage of whatsoever kind or nature by reason of explosion or collapse by vacuum or cracking, burning, or bulging of any steam or hot water boilers, pipes and accessories and loss of rental income;

      (c) all risks rent and rental value insurance in an amount sufficient to replace all Minimum Rent and Additional Rent payable under the provisions of this Lease for an indemnity period of three years;

      (d) comprehensive general liability insurance covering claims for personal injury and property damage arising out of all operations in connection with the management and administration of the Building with limits of $5,000,000 inclusive of any one occurrence; and

      (e) such other coverage, or increases in the amount of coverage specified above in this section 9.04, as any Mortgagee may require from time to time or as the Landlord may deem prudent from time to time.

If any policies for such insurance shall contain any co-insurance clause, a sufficient amount of such insurance shall be maintained at all times to meet the requirements of any co-insurance clause so as to prevent the Landlord from becoming a co-insurer under the terms of such policy or policies and to permit full recovery up to the amount insured in the event of loss.

Section 9.05 Insurance Risks

      The Tenant shall not do, omit to do, or permit to be done or omitted to be done upon the Premises anything that may contravene or be prohibited by any of the Landlord's insurance policies in force from time to time covering or in respect of any part of the Building or which would prevent the Landlord from procuring such policies with companies acceptable to the Landlord. If the occupancy of the Premises, the conduct of business in the Premises or any acts or omissions of the Tenant in the Premises or any other portion of the Building causes or results in any increase in premiums for any of the Landlord's insurance policies, the Tenant shall pay any such increase as Additional Rent forthwith upon receipt of the invoices of the Landlord for such additional premiums. If the Tenant shall be in breach of these provisions and the Landlord has given it at least four days prior notice the Tenant shall be responsible for all direct consequences, caused by the Tenant, flowing therefrom and shall indemnify the Landlord in respect thereof and if the rate of insurance is substantially increased or the coverage of such insurance is substantially decreased, or such insurance is cancelled as a result thereof, at the option of the Landlord, the Term shall immediately terminate upon written notice to that effect to the Tenant.

Section 9.06 Release of Tenant

      The Landlord hereby releases the Tenant, and its officers and employees, from liability for loss and from any claim that may be made by the Landlord against the Tenant under the provisions of this Lease with respect thereto to the extent: (i) that the amount of such loss exceeds the amount of insurance the Tenant is required to maintain pursuant to Section 9.01 (c) and (ii) of all insurance proceeds actually paid to the Landlord under the policies of insurance maintained by the Landlord (or which would have been paid if the Landlord had maintained the insurance it is required to maintain under this Lease and had diligently processed any claims thereunder), whichever is the lesser amount.

                                  ARTICLE 10

                            MAINTENANCE AND REPAIR

Section 10.01 Landlord's Obligations

      The Landlord shall at all times during the Term keep the Common Areas and Facilities in a good and substantial state of repair, consistent with the general standards for comparable first-class office buildings in the same area as the Building, having regard to size, age and location, subject to reasonable wear and tear and Section 10.02 and 11.01.

Section 10.02 Maintenance and Repairs by the Tenant

      The Tenant shall, at its own expense, keep the Premises and all leasehold improvements and fixtures therein in first-class condition and repair, subject to reasonable wear and tear, insured damage and Section 11.01. The Tenant shall also, at its own expense, keep those portions of the HVAC System which exclusively serve the Premises and do not form part of the Common Areas and Facilities in first-class condition and repair, subject to reasonable wear, insured damage and tear and Section 11.01.

                                  ARTICLE 11

                            DAMAGE AND DESTRUCTION

Section 11.01 Abatement and Termination

      The Landlord and the Tenant agree that:

      (a) If there is damage to the Premises such that the Premises or any substantial part thereof are rendered not reasonably capable of use by the Tenant for the purposes of its business for any period in excess of ten days, then:

            (i) The Rent payable under Section 4.01 and Section 4.02 shall abate until the Premises are repaired, such abatement to be from time to time in the proportion that the Rentable Area of the part or parts of the Premises rendered not reasonably capable of such use bears to the Rentable Area of the Premises but not to exceed the amount of rental income insurance proceeds paid to the Landlord for the relevant period; provided that any abatement of Rent to which the Tenant is otherwise entitled shall not extend beyond the time by which, in the reasonable opinion of the Landlord, repairs which are the responsibility of the Tenant ought to have been completed; and

          (ii) unless this Lease is terminated as hereinafter provided, the Landlord or the Tenant, as the case may be, will repair such damage with all reasonable diligence (according to their respective obligations to repair set forth in Sections 10.01 and 10.02); provided that the Landlord's and Tenant's respective repair obligations shall be limited always to the extent of insurance proceeds actually received by it;

      (b)   in the event that:

          (i) thirty-five per cent or more of the Rentable Area of the Building or thirty-five per cent or more of the area of the Common Areas and Facilities is damaged or destroyed;

          (ii) the Premises are damaged or destroyed; or

          (iii) portions of the Building which affect access or services essential to the Premises are damaged or destroyed;

      such that, in each case, in the reasonable opinion of the Landlord's Expert, such damage cannot with reasonable diligence be repaired within 180 days after the occurrence thereof then the Landlord or the Tenant may at its option, exercisable by notice to the other given within 90 days of the occurrence of such damage or destruction, terminate this Lease, in which event the Tenant shall forthwith deliver up possession of the Premises to the Landlord and Rent shall be apportioned and paid to the date upon which possession is so delivered up, subject to any abatement to which the Tenant may be entitled under subsection 11.01(a) and the parties shall each thereafter be released of all obligations;

      (c) the certificate of an Expert shall be conclusive as to the percentage of the Premises, the Common Areas and Facilities or the Building destroyed or damaged or capable of use by the Tenant, the state of completion of any work or repair of either the Landlord or Tenant and the computation of the area of any premises including the Premises; and

      (d) in repairing or rebuilding the Building or the Premises in accordance with its obligations herein the Landlord may use drawings, designs, plans and specifications other than those used in the original construction and may alter or relocate the Common Areas and Facilities, or any part thereof, and other improvements, including the Premises, provided that the Premises as altered or relocated shall be of substantially the same size and in all material respects (including view and access) comparable to the original Premises.

                                  ARTICLE 12

                          ASSIGNMENT AND SUBLETTING

Section 12.01 Permitted Occupants

      The Tenant shall not permit or suffer any part of the Premises to be used or occupied by any Person other than the Tenant and any subtenant or assignee permitted under Section 12.02 nor shall it permit any Persons to be upon the Premises other than the Tenant, such permitted subtenant or assignee and their respective employees, customers and others having lawful business with them.

Section 12.02 Assignment or Subletting

      The Tenant shall not assign this Lease or sublet the Premises, or any portion thereof, unless it has obtained the prior written consent of the Landlord, which consent shall not be unreasonably withheld, delayed or subject to conditions. Any request for the Landlord's consent shall be accompanied by a true copy of the offer to take such assignment or sublease and all information available to the Tenant, and any additional information requested by the Landlord, as to the reputation, financial standing and business of the proposed assignee or subtenant. The Landlord,

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acting reasonably, shall not be deemed to be unreasonably withholding its consent if it refuses such consent upon the basis that the proposed assignee or subtenant is an existing tenant of the Building. If such consent is given the Tenant shall assign or sublet, as the case may be, only upon the terms set out in the offer submitted to the Landlord. Whether or not the Landlord consents to any request as aforesaid, the Tenant shall pay to the Landlord all reasonable costs incurred by the Landlord, including reasonable legal fees, in considering any such request and in completing any of the documentation involved in implementing any such assignment or sublease, such costs not to exceed $350.00. Any advertisement of the availability of the Premises, or a portion thereof, for assignment or sublease without the written approval of the Landlord is prohibited, which approval may be withheld by the Landlord in its absolute discretion, but acting reasonably.

      Notwithstanding anything herein to the contrary, the Tenant shall be entitled to assign this Lease or sublet the whole or any part of the Premises, without the Landlord's consent, but upon written notice to the Landlord, to (i) a subsidiary, parent or affiliated corporation of the Tenant (within the meaning of the Business Corporations Act (Ontario)); and (ii) a corporation formed as a result of a merger or amalgamation of the Tenant (within the meaning of the Business Corporations Act (Ontario)) with another corporation.

      For the purpose of this Lease, the sale or transfer of the Tenant's capital stock through any public exchange, or redemption or issuance of additional stock of any class shall not be deemed an assignment, subletting or any other transfer of this Lease or the Premises.

Section 12.03 Conditions of Consent

      The Landlord may require as a condition of its consent that the proposed assignee or subtenant agree with the Landlord to observe and to perform all the obligations of the Tenant under this Lease and the Tenant agrees with the Landlord that:

      (a) in the case of an assignment, if the Tenant is to receive from any assignee, either directly or indirectly, consideration in any form whatsoever for the assignment of this Lease, the Tenant shall forthwith pay an amount equal to 50% of such consideration to the Landlord after deduction of all expenses and commissions; and

      (b) if the Tenant sublets and receives consideration in any form whatsoever from the subtenant, either directly or indirectly, which is in excess of the Minimum Rent payable under this Lease (on a per square foot basis) for the sublet area, the Tenant shall pay 50% of any such excess to the Landlord in addition to all Rent payable hereunder after deduction of all expenses and commissions.

Section 12.04   Landlord's Option

      Subject to the second and third paragraph of Section 12.02 and Section
12.06 the sale of the Tenant's business or a sublet of 2,000 square feet or less, and otherwise notwithstanding any other

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provisions of this Article 12 upon receipt of the Tenant's request for consent to assignment of this Lease or subletting whole of the Premises for the balance of the Term, the Landlord shall have the right (exercisable by notice to the Tenant within 10 Business Days after receipt of the Tenant's request for consent and the accompanying material required pursuant to Section 12.02) to terminate this Lease in respect of the whole or the part of the Premises which is affected by the proposed assignment or subletting and the Tenant's obligations thereafter shall be released. If the Landlord exercises this right then this Lease shall so terminate upon the proposed date of assignment or subletting (or if none is proposed, upon a date selected by the Landlord) unless the Tenant notifies the Landlord in writing within 10 Business Days after receiving notice from the Landlord of such termination that the Tenant has decided not to proceed with such assignment or subletting, as the case may be.

Section 12.05 Surrender

      If the Landlord exercises its right of termination pursuant to Section 12.04, and this termination is not subsequently nullified pursuant to Section 12.04, the Tenant shall surrender the Premises upon the date specified in the Landlord's notice. If the whole of the Premises is required to be surrendered all Rent shall be apportioned and paid to the date of surrender. If a part of the Premises is required to be surrendered all Rent which is fairly attributable to such part shall be apportioned by the Landlord and paid to the date of surrender of such part and Minimum Rent payable hereunder shall thereafter abate and be adjusted consistent with such attribution made by the Landlord. The Tenant shall compensate the Landlord for the cost of partitioning, entrances and separate services all other work required to make the part so surrendered functionally separate and suitable for separate use and occupancy. The Tenant shall be responsible for any appropriate modifications which are necessary in the portion of the Premises retained by the Tenant. The provisions of this Lease shall apply to the remaining part of the Premises as if such part were the whole of the Premises subject to the aforementioned abatement of Minimum Rent.

Section 12.06 Change in Control

      If after the date of this Lease there is to be a change in control of the Tenant or if other steps are to be taken to accomplish a change of control the Tenant shall promptly notify the Landlord of the proposed change, which will be considered to be an assignment of this Lease to which Sections 12.02, 12.03 but not 12.04 apply. For the purpose of this Section "change in control" means, in the case of any corporation or partnership, the transfer by sale, assignment, trust, operation of law or otherwise of any shares, interest or voting rights which may result in a change of identity of the Person or Persons exercising effective control of such corporation or partnership. Provided that this Section shall not apply to a change in control of the Tenant if and so long as the Tenant is a Public Corporation and provided further that, in either case, such change of control does not affect the continuity of the existing management of the Tenant and of its business practices and policies. For the purposes of this Section "Public Corporation" means a corporation the shares of which are listed on any recognized stock exchange in Canada or the United States.

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Section 12.07 Continuing Obligations

      The Landlord's consent to any assignment or sublease shall not release the Tenant from its obligation to perform fully all the terms, covenants and conditions of this Lease on its part to be performed. No consent by the Landlord to any assignment or sublease shall be construed to mean that the Landlord has consented or will consent to any further assignment or any other sublease.

Section 12.08  Assignment by Landlord

      OMERS Realty Management Corporation shall be liable for the performance of its covenants and obligations pursuant to this Lease so long as it owns the Building. In the event of any sale or other transfer of the Building, OMERS Realty Management Corporation shall thereupon and without further agreement be relieved of all liability with respect to such covenants and obligations except to the extent that they relate to the period prior to such sale or other transfer.

                                  ARTICLE 13

                STATUS CERTIFICATES, ATTORNMENT, SUBORDINATION

Section 13.01   Status Certificates

      The Tenant shall at any time and from time to time execute and deliver to the Landlord or as the Landlord may direct within ten Business Days after it is requested a statement in writing, in the form supplied by the Landlord, certifying that this Lease is unmodified and in full force and effect (or if modified, stating the modification and stating that the Lease is in full force and effect as modified), the Commencement Date, the amount of the Minimum Rent and other Rent then being paid hereunder, the dates to which such Rent hereunder has been paid, whether or not there is any existing default on the part of the Landlord of which the Tenant is aware and any other particulars that the Landlord may reasonably request.

Section 13.02 Subordination and Attornment

      This Lease and the rights of the Tenant hereunder shall be subject and subordinate to all existing or future Mortgages and to all renewals, modifications, consolidations, replacements and extensions thereof Whenever requested by the Landlord or a Mortgagee the Tenant shall enter into an agreement with the Mortgagee whereby the Tenant postpones or subordinates this Lease to the interest of any stipulated Mortgagee and agrees that if such Mortgagee becomes a mortgagee in possession or realizes on its security it shall attorn to such Mortgagee as a tenant upon all the terms of this Lease. The Landlord shall use reasonable efforts to obtain a non-disturbance agreement from any Mortgagee with an interest in the Lands prior to that of the Tenant. If the Lands are held by the Landlord pursuant to a ground lease, then the Tenant shall, at the request of the Landlord or the landlord under the ground lease, enter into an agreement with the landlord under the ground lease to the effect that if such landlord should take possession of the Lands as a result of a default under the ground lease then the Tenant shall attorn to such Person as a tenant upon all terms of this Lease.

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                                  ARTICLE 14

                          LIMITATION OF LIABILITIES

Section 14.01 Unavoidable Delay

      Except as otherwise expressly provided in this Lease, if and to the extent that either the Landlord or the Tenant shall be prevented, delayed or restricted by reason of Unavoidable Delay in the fulfilment of any obligation hereunder other than a monetary obligation it shall be deemed not to be in default in the performance of such covenant or obligation and any period for the performance of such obligation shall be extended accordingly and the other party to this Lease shall not be entitled to compensation for any loss, inconvenience, nuisance or discomfort thereby occasioned.

Section 14.02 Waiver

      The Landlord's or Tenant's failure or omission to take action in respect of any default by the Tenant or the Landlord under this Lease shall not operate as a waiver of the relevant obligation in respect of any continuing or subsequent default. No waiver shall be effective unless expressed in writing. The acceptance of Rent by the Landlord from the Tenant or any other Person will not constitute a waiver of a breach by the Tenant of this Lease.

Section 14.03 No Claim for Inconvenience

      The Tenant shall not be entitled to any compensation for any interruption, inconvenience, nuisance or discomfort arising from the necessity of repair, renovation, alteration, rebuilding, or expansion of any portion of the Building (including the Common Areas and Facilities) or any construction or other work on the Lands.

Section 14.04  Indemnity by Landlord

      Subject to Section 9.06, the Tenant shall indemnify and save harmless the Landlord against any and all claims, actions, damages, losses, liabilities and expenses (including, without limitation, those in connection with loss of life, bodily injury, personal injury or damage to property) arising from or out of the occupancy or use by the Tenant of the Premises or any other part of the Building occasioned wholly or in part by any act or omission of the Tenant, its officers, employees, agents, customers, contractors or other invitees, licensees or concessionaires or by any Person permitted by the Tenant to be on the Premises or due to or arising out of any breach by the Tenant of this Lease.

                                  ARTICLE 15
                                    ACCESS

Section 15.01 Entry by Landlord

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      The Landlord and its authorized agents, employees and contractors shall be permitted, at any time and from time to time, upon 24 hours' prior written notice to the Tenant (except in an emergency, when no notice shall be required) to enter the Premises to inspect, provide services and maintenance, make repairs, alterations, improvements or additions to the Common Areas and Facilities or to the other parts of the Building or to gain access to utilities and services; in exercising its rights hereunder the Landlord shall use reasonable efforts to minimize interference with the Tenant's business. In no event shall the Tenant be entitled to compensation for any interruption, inconvenience, nuisance or discomfort caused thereby. The Tenant shall not alter the standard locks on the doors of the Premises or place any additional locks or other security devices upon any such doors without the prior written approval of the Landlord, which may be withheld by the Landlord in its sole discretion or granted on a conditional basis. All locks on doors of the Premises shall operate on the building master key system and the Tenant shall provide the Landlord with one original key for any such lock upon installation.

Section 15.02 Exhibiting Premises

      The Tenant will permit the Landlord or the agents of the Landlord, upon receiving 24 hours' prior written notice, to exhibit the Premises to prospective tenants at all reasonable hours during the last six months of the Term. The Landlord shall have the right to enter upon the Premises, upon 24 hours' written notice to the Tenant, at all reasonable hours during the Term for the purpose of exhibiting the Building to any prospective purchaser or Mortgagee.

Section 15.03 Excavation

      The Tenant shall upon reasonable notice grant entrance to the Premises for the performance of such work as the Landlord considers necessary to preserve the walls of the Building of which the Premises form a part from injury or damage from any excavation or other construction upon adjacent land and to support the same in any appropriate manner, without giving rise to any claim for damages or indemnification against the Landlord or diminution or abatement of Rent.

                                  ARTICLE 16

                             TENANT'S ALTERATIONS

Section 16.01 Restrictions

      After the commencement of the Term the Tenant shall not make, erect, or install any leasehold improvements, alterations, fixtures (including trade fixtures) or partitions in or about the Premises without the prior written consent of the Landlord acting reasonably. In addition the following provisions shall be applicable:

      (a) all such work shall be performed in accordance with any reasonable conditions or regulations imposed by the Landlord and shall be completed in a good and

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          workmanlike manner, in accordance with the description of the work approved by the Landlord, all applicable laws and the requirements of all governmental authorities;

     (b) the Tenant shall, at the time of its application for such consent, furnish the Landlord with such plans, specifications and designs as the Landlord may require;

     (c) the Landlord shall have the right to supervise any work done and to select or approve (at its option) the contractors and workmen to be employed by the Tenant, workmen shall have labor union affiliations compatible with others employed by the Landlord and its contractors; and if the work proposed by the Tenant may affect the structure of the Premises or any part of the Building or any of the electrical, mechanical or base building systems of the Building, the Landlord may elect that it be performed either by the Landlord or by its contractors, in which case the Tenant shall pay to the Landlord as Additional Rent the costs of the Landlord relating to such work, including reasonable fees of Experts;

     (d) if the Tenant performs any work without complying with the provisions of this Section and does not remove it upon notice the Landlord shall have the right to do so and to restore the Premises to their previous condition, in which case the Tenant shall pay to the Landlord as Additional Rent the costs of such work; and

     (e) the Tenant shall pay to the Landlord as Additional Rent to compensate the Landlord for its services under this Section a supervisory fee which is reasonable in all the circumstances, except in respect of the initial leasehold improvements.

Section 16.02 Occupational Health and Safety

      The Tenant agrees that it will ensure that a comprehensive and rigorous health and safety program to protect workers in the Premises is implemented to ensure that no accidents or injuries occur in connection with the performance of any Tenant's work. The Tenant will indemnify the Landlord in respect of all claims, infractions, prosecutions, alleged infractions, losses, cost and expenses and any fines or proceedings relating to fines or other offences or contravention's under all occupational health and safety and any similar legislation that might be brought, or imposed against or suffered by the Landlord or any of its officers, directors and employees in connection with the performance of any Tenant's work. Without limiting the obligations set out above in this section, the Tenant will do at least the following

     (a) ensure that all obligations imposed by statute, law or regulation on "constructors" or other persons completing or coordinating any Tenant's work are diligently and properly completed;

     (b) co-operate with the Landlord in having any Tenant's work designated as a separate project so that the Landlord does not incur any obligations as a constructor or

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          obligations similar to those of a constructor at law or by regulation imposed in connection with the performance of any Tenant's work;

     (c) ensure it provides in any tender and contract documentation for work, a list of designated substances, if any, present in the Premises;

     (d) comply with all directions that the Landlord may give to the Tenant in connection with the performance of any Tenant's work having regard to construction health and safety requirements; and

     (e) provide to the Landlord whatever rights of access, inspection, and whatever information, documents and other matters the Landlord requires in order to ensure that the Tenant's obligations under this section are complied with.

Section 16.03 Leasehold Improvements

      All leasehold improvements, alterations, fixtures or permanent drywall partitions made, erected or installed in the Premises by the Tenant, including carpeting and light fixtures, shall become the property of the Landlord upon installation or affixation and upon the expiration or other termination of this Lease they shall remain upon and be surrendered with the Premises as part thereof. Notwithstanding the foregoing, (i) the Landlord may, by notice to the Tenant, require the removal immediately prior to the end of the Term, at the expense of the Tenant, of all leasehold improvements, alterations, fixtures and partitions installed by or on behalf of the Tenant and the restoration of the Premises, such work to be done by or at the direction of the Landlord, and (ii) if the Tenant is not in default under this Lease it shall, at the end of the Term, have the right to remove its trade fixtures, data communication equipment and cabling, telephone and PBX equipment and cabling, computer equipment and cabling, custom cabinets, furniture and equipment, work stations whether or not bolted, wired or affixed, and non standard light fixtures provided it repairs the damage caused to the Premises by their installation or removal. Any trade fixtures not removed by the Tenant prior to the end of the Term shall thereupon become the property of the Landlord. No trade fixtures, furniture or equipment may be removed by the Tenant from the Premises during the Term unless it is being replaced by similar new furniture or equipment. If the Tenant fails to perform any obligation set out in this Section the Landlord shall have the right to perform it, in which case the Tenant shall pay to the Landlord as Additional Rent the costs of such work. The Landlord shall be entitled to all insurance proceeds and expropriation compensation payable with respect to all such leasehold improvements, alterations, fixtures and partitions whether such proceeds or compensation is payable or paid before or after the end of the Term.

Section 16.04 Liens

      The Tenant shall comply with all the provisions of the Construction Lien Act and other statutes from time to time applicable to any work done on or improvements made to the Premises by or on behalf of the Tenant (including any provision requiring or enabling holdbacks) and shall take

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all steps necessary to ensure that no lien attaches to the Premises or any part of the Building. If any lien arises the Tenant shall immediately cause it to be discharged and any registration thereof discharged or vacated, and if the Tenant doe snot do so within a period of three Business Days after receiving notice requiring it to do so the Landlord shall be entitled to make such payment or take such action as may be necessary or expedient to discharge or vacate such lien and the registration thereof. The Tenant shall, forthwith on demand and as Additional Rent, indemnify and reimburse the Landlord for any reasonable payment, cost or expense, including reasonable legal fees, incurred by the Landlord in taking any action permitted under this Section.

                                  ARTICLE 17

                   REMEDIES OF LANDLORD ON TENANT'S DEFAULT

Section 17.01 Remedying by Landlord

      In addition to all of its other rights and remedies, the Landlord shall have the right, on five days prior written notice to the Tenant (except in an emergency, when no notice shall be required), to remedy or attempt to remedy any default of the Tenant, and in so doing may make any payments which appear to be payable by the Tenant to other Persons and may enter upon the Premises; all expenses of the Landlord in remedying or attempting to remedy such default shall be payable by the Tenant to the Landlord as Additional Rent forthwith upon demand.

Section 17.02 Right to Re-enter

      If the Tenant fails to pay Rent within five days after receiving written notice that it is due, or fails to observe or perform any of its other obligations under this Lease after receiving five days written notice, the Landlord, in addition to any other right or remedy it may have, shall be entitled to re-enter the Premises, remove all Persons and property from the Premises and store the property in a public warehouse or elsewhere at the cost of and for the account of the Tenant, all without service of further notice or resort to legal process and without liability for loss or damage occasioned thereby, provided that otherwise than in the case of default in payment of Rent notice has been given to the Tenant specifying the default and the period allowed for it to be remedied, which will not be less than the later of (i) fifteen days from the giving of such notice, or (ii) such longer period of time as is reasonably necessary in the circumstances, provided that the Tenant diligently begins to rectify such default forthwith upon receiving such notice and diligently continues to do so until such default is rectified.

Section 17.03 Bankruptcy of Tenant

      If the Term or a substantial portion of the goods and chattels of the Tenant on the Premises are seized or taken in execution or attachment by a creditor of the Tenant, or if the Tenant makes an assignment for the benefit of creditors or if proceedings are commenced for the appointment of receiver, receiver-manager or liquidator to control the conduct of the business on or from the Premises, or if the Tenant becomes bankrupt or insolvent or commences proceedings to take the

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benefit of a statute now or hereafter in force for bankrupt or insolvent debtors, or if proceedings are commenced for the winding-up of the Tenant, or if the Premises, without the written consent of the Landlord, become abandoned for a period of fifteen consecutive days or are used or occupied by any Persons other than those entitled to do so under the terms of this Lease ('which default is not remedied after 10 days notice), the next ensuing three months' Rent immediately will become due and payable as accelerated rent and the Landlord may re-enter and take possession of the Premises as though the Tenant or the servants of the Tenant or any other occupant of the Premises were holding over after the expiration of the Term and this Lease, at the option of the Landlord exercisable by written notice to the Tenant, forthwith will become forfeited and determined. Any accelerated rent will be recoverable by the Landlord in the same manner as the Rent reserved under this Lease and as if Rent were in arrears.

Section 17.04 Right to Terminate

      If it becomes entitled to re-enter the Premises under any provision of this Lease the Landlord, in addition to all other rights and remedies, shall have the right to terminate this Lease forthwith by leaving upon the Premises written notice of such termination. If such notice is given, pursuant to this or any other provision of this Lease, this Lease and the Term shall terminate, Minimum Rent and all other payments for which the Tenant is liable under this Lease shall be apportioned and paid in full to the date of such termination, and the Tenant shall immediately deliver up possession of the Premises to the Landlord.

Section 17.05  Right to Relet

      If the Landlord re-enters the Premises it may either terminate this Lease or it may from time to time, without terminating the Tenant's obligations under this Lease, make any alterations and repairs considered by the Landlord advisable to facilitate a reletting, and relet the Premises or any part thereof as agent of the Tenant for such term or terms and at such rental or rentals and upon such other terms and conditions as the Landlord in its reasonable discretion considers advisable. Upon each reletting all Rent and other moneys received by the Landlord from the reletting will be applied to the payment of
(a) indebtedness other than Rent due hereunder from the Tenant to the Landlord
(b) costs and expenses of the reletting and (c) Rent as it becomes due and payable. If the rent received from the reletting during a month is less than the Rent to be paid during that month by the Tenant, the Tenant shall pay the deficiency to the Landlord. The deficiency will be calculated and paid monthly.

      No re-entry by the Landlord will be construed as an election on its part to terminate this Lease unless a written notice of that intention is given to the Tenant. Despite a reletting without termination, the Landlord may subsequently elect at any time to terminate this Lease for a breach which is then continuing. If the Landlord terminates this Lease for any breach, in addition to other remedies it may have, it may recover from the Tenant all damages it incurs by reason of the breach including the cost of recovering the Premises, legal fees (on a solicitor and his client basis) and the worth at the time of termination of the excess, if any, of the amount of Rent and charges equivalent to rent reserved in this

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Lease for the remainder of the Term over the then reasonable rental value of the
Premises for the remainder of the Term, all of which amounts shall be immediately due and payable by the Tenant to the Landlord.

Section 17.06 Distress

      If any circumstance occurs which would entitle the Landlord to exercise the rights set out in Section 17.02, in addition to any and all other rights, the Landlord may immediately distrain for the full amount of the current month's instalment of Minimum Rent and Additional Rent and any other payments required to be made monthly hereunder, which shall immediately become due and payable together with any Rent accelerated pursuant to Section 17.03 and any arrears then unpaid. Notwithstanding anything contained in any statute now or hereafter in force limiting or abrogating the right of distress, none of the goods, chattels or trade fixtures of the Tenant on the Premises at any time during the Term shall be exempt from levy by distress, save and except for the Tenant's computers, software and proprietary information.

Section 17.07   (Intentionally omitted.)

Section 17.08 Failure of Tenant to Take Possession

      The Tenant may take possession of the Premises upon receiving notification by the Landlord that they are ready for occupancy.

Section 17.09 Remedies Cumulative

      Notwithstanding any other provision in this Lease, the Landlord may from time to time resort to any or all of the rights and remedies available to it in the event of any default hereunder by the Tenant, either by any provision of this Lease, by statute or common law, all of which rights and remedies are intended to be cumulative and not alternative, and the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord by statute or the general law.

                                  ARTICLE 18
                                MISCELLANEOUS

Section 18.01 Notices

      Any notice, demand, statement or request ("Notice") herein required or permitted to be given under this Lease shall be in writing and shall be deemed to have been sufficiently and effectually given if signed by or on behalf of the party giving the notice and delivered or mailed by registered prepaid post,

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     (a)  in the case of Notice to the Landlord, to it at: 70 University Avenue,
          Suite 1400, Toronto, Ontario, M5J 2M4, Attention: Property Manager and a copy to 201 City Centre Drive, Suite 800, Mississauga, Ontario, LSB 2T4, attention: Leasing Department;

      (b  in the case of Notice to the Tenant, to it at the Premises.

Any such Notice given as aforesaid shall be conclusively deemed to have been given, if delivered, on the first Business Day following the date of such delivery or, if mailed, on the fifth Business Day following the date of such mailing. The Landlord may from time to time by Notice change the address to which Notices to it are to be given. Notwithstanding the foregoing during any interruption, threatened interruption or substantial delay in postal services, Notice shall be delivered. If a copy of any Notice to the Tenant is to be sent to a second address or to another Person other than the Tenant, the failure to give any such copy shall not vitiate the delivery of the Notice to the Tenant.

Section 18.02 Registration of Lease

      Neither the Tenant nor anyone on the Tenant's behalf or claiming under the Tenant shall register this Lease or any other instrument pertaining to this Lease against the Lands. Provided that if either party intends to register a document for the purpose only of giving notice of this Lease or of any dealing with it then, upon request of such party, the other party shall join in the execution of a short form or notice of this Lease ("Notice of Lease") solely for the purpose of supporting an application for registration of notice of this Lease or any subsequent dealing therewith. The form of such documentation shall be prepared immediately by the Landlord's solicitors without cost, failing which the Tenant's solicitors may do so.

Section 18.03 Overholding - No Tacit Renewal

      If the Tenant remains in possession of the Premises after the end of the Term with the consent of the Landlord but has not executed and delivered a new lease, there shall be no tacit renewal of this Lease and the Term, notwithstanding any statutory provisions or legal presumption to the contrary, and the Tenant shall be deemed to be occupying the Premises as a Tenant from month to month at a monthly Minimum Rent payable in advance on the first day of each month equal to the aggregate of 200% of the monthly amount of Minimum Rent payable during the last month of the Term and one-twelfth of the amount of Additional Rent payable by the Tenant in the last full twelve-month Lease Year of the Term; and otherwise upon the same terms, covenants and conditions as are set forth in this Lease insofar as these are applicable to a monthly tenancy.

Section 18.04 Planning Act

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      This Lease is expressly conditional upon compliance with the Planning Act
(Ontario) and any amendments thereto.

Section 18.05 Partial Payment of Rent

      Acceptance by the Landlord of a lesser amount than the monthly payment of Rent herein stipulated shall be deemed to be only payment on account of the earliest stipulated Rent, and any endorsement or statement on any cheque or documentation accompanying any payment of Rent shall not be deemed an acknowledgment of full payment or an accord and satisfaction, and the Landlord may accept such payment without prejudice to the Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

Section 18.06 Brokerage Commissions

      The Tenant warrants that it has not dealt with any agent or broker representing or purporting to represent the Landlord in connection with its leasing of the Premises other than J.J. Barnicke and Royal LePage (the "Landlord's Agent"). The Landlord shall pay any fees or commissions of the Landlord's Agent relating to this Lease and the Tenant shall pay and indemnify the Landlord from any other brokerage fees or commissions payable in respect of this Lease.

Section 18.07   Metric Conversion

      The Landlord may express any measurement in this Lease in metric measure in which case the following conversion factors apply: 1 metre = 3,2808 feet; 1 square metre = 10.7639 square feet; 1 foot = .3048 metres; and 1 square foot =
 .0929 square metres.

Section 18.08   Decision of Expert

      The decision of any Expert whenever provided for under this Lease and any certificate related thereto shall be final and binding on the parties hereto and there shall be no further right of dispute or appeal.

Section 18.09 (Intentionally omitted.)

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      IN WITNESS WHEREOF the parties hereto have executed this Lease under seal.

                       OMERS REALTY MANAGEMENT CORPORATION

                       By:
                          ------------------------------------------------------
                       Name:    Elizabeth A. Klug
                       Title:   Director, Office Leasing

                       By:                                                   c/s
                          ------------------------------------------------------
                       Name:    George R. Steward
                       Title:   Senior Vice-President,
                                Development and Operations

                       INTELLIGENT DETECTION SYSTEMS INC.

                       By:
                          ------------------------------------------------------
                       Name:    Adrian Beale
                       Title:   Senior V.P. Operations



                       By:                                                  c/s
                          ------------------------------------------------------
                       Name:    Adrian Van Vroenhoven
                       Title:   CFO


                       I/We have authority to bind the corporation



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